Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of this Registration Statement on Form SB-2 of our report dated August 12, 2004, relating to the financial statements of Great American Minerals, Inc. for the years ending December 31, 2003 and 2002 and for the cumulative period from August 23, 2000 (inception) to December 31, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.
Salt Lake City, Utah
December 27, 2004